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                 SUBSIDIARIES OF PROTOCOL COMMUNICATIONS, INC.

                                                                    EXHIBIT 21.1

- Protocol Services, Inc., a Delaware corporation.

- Protocol Communications Services, Inc., a Delaware corporation.

- IOCOM, Inc., a Delaware corporation.

- U.S. Telefactors Corporation, a Delaware corporation.

- Operators Standing By, Inc., a Delaware corporation.

- Anserphone, Inc., a Delaware corporation.

- Strategic Alternatives, Inc., a Delaware corporation.

- Quick Response, Inc., a Delaware corporation.

- Scribers, Inc., a Delaware corporation.

- MBS Communications, Inc., a Delaware corporation.

- Cross-Industry Communications, Inc., a Delaware corporation.

- Blue Line Promotions, Inc., a Delaware corporation.

- Media Express, Inc., a Canadian corporation.

- 3588238 Canada Inc., a Canadian corporation.

- M.E.T.C. Financial Services Inc., a Canadian corporation.

- Saligent, Inc., a Delaware corporation.

- Direct Site, Inc., a Delaware corporation.

- Canicom, Inc., a Delaware corporation.